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                                                                      EXHIBIT 21



                   LIST OF THE SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary (1)                       State of Incorporation
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Caronuts, Inc.                               North Carolina

Vista Bakery, Inc.                           North Carolina


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(1)      Each subsidiary does business under only its corporate name.